Exhibit 3.07

                       Certificate of Ownership and Merger
                                       of
                    MotivePower Industries, Inc. (Subsidiary)
                            (a Delaware corporation)
                                      into
                          MK Rail Corporation (Parent)
                            (a Delaware corporation)


Pursuant to Section 253 of the General Corporation Law of the State of Delaware, MK Rail Corporation (the "Parent"), a Delaware corporation and the parent corporation to its wholly-owned subsidiary, MotivePower Industries, Inc. (the "Subsidiary"), a Delaware corporation, hereby certifies that:

1. Attached hereto as Exhibit A are resolutions (the "Resolutions of Merger") duly adopted on December 16, 1996 by the Board of Directors of the Parent, pursuant to which the Subsidiary shall be merged into the Parent, and the name of the surviving parent corporation shall be changed from "MK Rail Corporation" to "MotivePower Industries, Inc.," which Resolutions of Merger have been approved and adopted by the Board of Directors of the Parent in accordance with the requirements of the General Corporation Law of the State of Delaware.

2. The Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of the Parent as in effect immediately prior to the merger (except the name shall be changed as provided in the Resolutions of Merger and as noted in paragraph 1 of this Certificate).

3. The Resolutions of Merger are on file at 1200 Reedsdale Street, Pittsburgh, Pennsylvania 15233, the principal place of business of the surviving corporation.

4.       The merger shall be effective at 12:01 a.m. on January 1, 1997.

IN WITNESS WHEREOF, this Certificate is executed by the undersigned duly authorized officer on behalf of MK Rail Corporation, a Delaware corporation, this 26th day of December, 1996.

                                                     MK Rail Corporation
                                                     (a Delaware corporation)


                                                     By: /s/ William D. Grab
                                                     Name:    William D. Grab
                                                     Title:      Vice President

122714.WPD

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                                    Exhibit A

         Resolutions of the Board of Directors of MK Rail Corporation (the "Company") Adopted at a Meeting of the Board of Directors on December 16, 1996

         WHEREAS, MotivePower Industries, Inc., a Delaware corporation, was incorporated on August 26, 1996; and

         WHEREAS, the Company owns all of the issued and outstanding stock of MotivePower Industries, Inc.; and

         WHEREAS, the Company desires to merge MotivePower Industries, Inc. into the Company under Sections 253 of the Delaware General Corporation Law (the "DGCL"); and

         WHEREAS, the Company shall be the surviving corporation of the said merger; and

         WHEREAS, as a result of said merger, the name of Company shall change to MotivePower Industries, Inc.;

         RESOLVED, that the merger of MotivePower Industries, Inc., which is a wholly-owned subsidiary of the Company, with and into the Company shall be, and hereby is, approved in all respects; and further

         RESOLVED, that as a result of the merger, all stock of MotivePower Industries, Inc. outstanding immediately prior to the merger shall be cancelled and all stock of the Parent outstanding immediately prior to the merger shall continue to be stock of the surviving corporation after the merger; and further

         RESOLVED, that the Certificate of Incorporation of the Company in effect immediately prior to the merger shall be the Certificate of Incorporation of the Company as the surviving corporation at and after the effective date of the merger, except that the name of the surviving corporation shall be changed from MK Rail Corporation to MotivePower Industries, Inc.; and further

         RESOLVED, that the merger shall be effective on January 1, 1997; and further

         RESOLVED, that the President or any Vice President of the Company is hereby authorized, empowered and directed to execute for and on behalf of the Company a Certificate of Ownership and Merger and such other documents, all containing such terms as any such officer approves, such approval to be conclusively evidenced by any such officer's execution and delivery thereof, and to perform such other acts as any such officer shall deem necessary or appropriate to effectuate such merger in the State of Delaware; and further

         RESOLVED, that the President and any Vice President and Secretary of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, and as its corporate act and deed, to execute and deliver all other documents, instruments, certificates, and agreements, and to do all acts and things as may be necessary and appropriate to carry out the purpose and intent of these resolutions.

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